EXHIBIT 10.3





                              CONSULTANCY CONTRACT

                                     BETWEEN

                               VETRA GROUP A.V.V.

                                       AND

                       SAHARA PETROLEUM EXPLORATION CORP.








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This ALLIANCE  AGREEMENT ("the  Agreement") made as of the 9th day of March 2005 between Vetra Group A.V.V. ("VETRA") a Corporation organized under the laws of Aruba, with offices in Caracas Venezuela and Colombia and Sahara Petroleum
Exploration Corp., a subsidiary of Global Environmental Energy Corp, (NASDAQ OTC:BB GEECF) (SAHARA) PO Box N-8303 Nassau Bahamas, each hereinafter a "PARTY" and collectively referred to as "PARTIES."


PREAMBLE

A. VETRA is an Aruban company that specialized in consulting in the business of oil and gas exploration and production.

B.   SAHARA is an oil and gas exploration and development company.

C. SAHARA is contracting for the services of VETRA to assist SAHARA in specific oil and gas projects.


WHEREAS

a). SAHARA hereby contracts with VETRA to retain the services of VETRA to provide assistance and services to assist SAHARA in the development and commercialization of specific oil and gas exploration and development opportunities.

b). VETRA has agreed to be retained by SAHARA, under VETRA's normal terms and conditions as per appendix A hereto.

c). This Agreement is subject to approval by Board of Directors of VETRA and SAHARA. This Agreement may be modified from time to time in whole or in part by mutual consent in writing by both Parties.


     In consideration of the foregoing premises and subject to the terms and provisions set forth below and intending to be legally bound, the Parties agree as follows:


     1.0. PROJECT DEFINED.

     VETRA shall undertake and assist SAHARA with those projects identified by SAHARA as herewith identified in Appendix B.


     2.0. APPENDICES

     2.01. The Parties have as of the date of this Agreement executed the appendices.

     2.02. The appendices will provide generally terms as set out below.

     2.03. SAHARA shall provide all relevant information required by VETRA so that VETRA can successfully meet VETRA 's obligations under the terms and conditions of this Agreement.

     2.04. SAHARA will contract with VETRA for expert advice, consultancy services and potential equity participation.

     2.05. VETRA will in addition provide to SAHARA will as of the date of this agreement the following persons to the advisory board of SAHARA: Humberto Calderon Berti, Karl Mazeika with alternates, Alfredo Gruber, Iker Anzola.


     3.0. Allocation of Costs.

     Each Party shall bear its own costs associated with preparation and execution of this Agreement.


     4.0. Compliance With Law

     Each Party hereby represents and warrants to the other that it and its respective activities in connection with the Agreement are in accordance with all applicable laws, regulations and other requirements of all state and Federal governmental authorities and all political subdivisions and agencies thereof, and of any applicable foreign governmental authority and all political subdivisions and agencies thereof. The Parties agree that this agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of the Bahamas.

     5.0 Interference.

     5.1 No Party will knowingly interfere with any negotiation, arrangement or prospective business relationships then in process of being developed by any Party. Furthermore, no Party will at any time during the term of this Agreement and for a minimum of six (6) months after termination enter into any agreement or arrangement with any other person or entity which would infringe upon the rights or the interests of any Party as provided for in this Agreement.


     6.0. Duration

     The Agreement will become effective upon execution by the Parties and shall continue in effect for ten (10) years (Primary Term)..


     7.0 Confidentiality

     7.1. Each Party shall keep in strict confidence all financial, commercial and technical information belonging to any Party or which was developed by any Party relative to the opportunity (the "Confidential Information"). No Party shall at any time disclose Confidential Information to any third party. VETRA hereby agrees never to directly or indirectly disclose or use or even to "tacitly imply", or assist anyone else in disclosing or using such trade secrets to any person or entity other than as authorized by the parties for a period of five (5) years from the date hereof. VETRA will not without written consent from SAHARA, divulge, disclose or make accessible to any person the confidential business information of SAHARA. A Party receiving any governmental or judicial directive or order requiring it to disclose, release or produce Confidential Information to a third party shall immediately notify all other Parties by the quickest available means of communication of the existence of any such governmental or judicial directive or order pursuant to the notice provisions of this Agreement. Failure of the Party receiving any such governmental or judicial directive or order to notify the other Parties to this Agreement of the existence of same by the quickest immediate means of communication, shall constitute grounds for the declaration of an immediate default under the terms of this Agreement.

     7.2. Each Party accepts and agrees that the principal point of contact for SAHARA is SAHARA's President & Chief Executive Officer, Dr. CA McCormack. All contact, discussions or negotiations between VETRA and SAHARA will be with Dr. CA McCormack or with those persons authorized by Dr. CA McCormack in writing. All contact with McCormack in his individual capacity shall be with McCormack or persons designated by McCormack in writing as representatives of McCormack.


     8.0. Dispute Resolution

     All disputes among the parties which cannot be settled amicably after negotiation by the Parties within a period of ten (10) days (subject to extension by mutual written agreement) shall be settled under the Commercial Arbitration Rules of the Chamber of Commerce, Nassau Bahamas, current at the time of dispute, by three (3) arbitrators appointed in accordance with those rules. The place of arbitration shall be Nassau Bahamas, and the language of the proceeding shall be English. The decision of the arbitrators shall be final and enforceable through any court.


     9.0. Language

     This Agreement, any modifications thereto, all correspondence and other documents relevant to this Agreement or the undertakings related to the Agreement shall be in English.


     10.0. Modifications and Additional Appendices.

     The Parties agree that appendices may be modified or additional appendices may be added to this Agreement by mutual consent of the Parties in writing.


     11.0 Miscellaneous

     11.1 Failure of any Party to comply with any requirement, term or condition of this Agreement shall constitute and be deemed sufficient grounds for the termination of the Agreement by another Party.

     11.2 No Party shall be liable for any claim or demand from another Party for anything already done or formed or for any other matter or thing whatsoever in connection with this Agreement or any appendix, or for anything done or formed or for any other matter or thing whatsoever in connection with the undertakings called for by this Agreement or the appendices, in the event that this Agreement or any of the appendices are not executed by any Party.

     11.3 In the event of default VETRA or SAHARA may take any remedial step afforded by law or in equity or provided by this Agreement with all costs of any such remedy to be met or satisfied in full by the defaulting Party. No remedy is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to any other remedy given by law or in equity or this Agreement.

     11.4 If any Party to this Agreement withdraws from this Agreement without cause, the remaining Parties shall be able to claim against the withdrawing Party the actual damages and penalties those Parties have or may reasonably incur as the result of such withdrawal.

     11.5 Notwithstanding anything to the contrary herein, or elsewhere agreed to, neither party shall be liable for any consequential, secondary and/or indirect damages, costs or losses caused by or arising out of the other parties undertakings which do cause damages, costs or loss or threat thereof to the other party.

     11.6 No Party shall commit any other Party to any other agreement or undertaking unless done with mutual written consent of all Parties. Nothing in this Agreement or the undertakings connected therewith shall be construed to create or constitute a partnership, agency or similar relationship or create joint and several liability on the part of the Parties.

     11.7 The execution and delivery of the Agreement, and any appendices and all other required documents and instruments is and will be conditioned upon each Party obtaining all necessary authorizations and approvals, unless said authorizations and approvals have been represented by that Party to have been obtained or exist at the execution of this Agreement.


     12.0. Documentation, Records, Audit.

     12.1 When requested by SAHARA, VETRA shall provide copies of all documents concerning VETRA's activities pursuant to this agreement.


     13.0 Warranties, Representations and Covenant

     The Parties warrant, represent, and covenant as follows:

     a. Capabilities: VETRA has the capability, experience, and means required to perform the services contemplated by this Agreement. All services and undertakings will be performed using personnel, equipment, and material qualified and/or suitable for the services and undertakings required or as otherwise requested.

     b. Performance of Services and Undertakings: SAHARA acknowledges that the scheduling of VETRA's services and undertakings is critical to VETRA. Accordingly, SAHARA shall insure that available information, maps introductions and data that is necessary to fulfill VETRA's services and undertakings is present and will be continually available at all times to VETRA.

     c. Notice of Violations: The Parties shall notify each other (i) if either party is served with notice of significant violation of any law, regulation, permit or license which relates to its services and undertakings hereunder; (ii) proceedings are commenced which could lead to revocation of permits or licenses which relate to such services; (iii) permits, licenses, or other governmental authorizations relating to such services or undertakings are revoked;
          (iv) litigation is commenced against either party which could affect such services or undertakings. Upon service of any such notice, commencement of proceedings or revocation, the noticed party shall immediately notify the other party by the quickest available means of communications of the service of any such notice, commencement of proceedings or revocation according to the notice provisions of this Agreement. The failure of either party to undertake the foregoing required notifications shall constitute grounds for the declaration of an immediate default under the terms of this Agreement.


     14.0. Force Majeure.

     14.1. No Party shall be deemed in default of this Agreement or any action hereunder to the extent that any delay or failure in the performance of its obligations (other than the payment of money) results, without its fault or negligence, from any cause beyond its reasonable control, such as but not limited to acts of nature, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, adverse weather conditions, strikes, changes in laws, statutes, regulations or ordinances, and ministerial actions or omissions by regulatory authorities or their representatives, unless such omission or action shall have been caused or contributed to by the responsible party hereunder. If any such force majeure condition occurs and continues for a period of more than fourteen (14) days, then the Party experiencing such condition shall give immediate written notice to all other Parties which may then elect to: (1) terminate the affected service or undertaking or any part thereof, or (2) suspend the affected service or undertaking or any part thereof for the duration of the force majeure condition and resume performance once the force majeure condition ceases. Unless written notice is given within thirty (30) days after being notified of the force majeure conditions, the other Parties shall be deemed to have elected option 2 as outlined in this section 14.1.


     15.0. Consequential Damages.

     15.1. No Party shall be liable to any other Party for any indirect, incidental, special or consequential damages (including loss of anticipated profits, business interruption, good will or other economic or commercial loss) arising out of the undertakings called for by this Agreement or any appendices.

     16.0. Entire Agreement.

     16.1. The terms and conditions set forth herein constitute the entire understanding of the Parties.






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     IN  WITNESS  WHEREOF,  each of the  undersigned  Parties  has  caused  this
Alliance Agreement to be executed and delivered by its duly authorized officer on the date first written above.



FOR VETRA


BY: /s/ Humberto Calderson Berti               dated 9th March 2005
    ----------------------------               ---------------------
Mr Humberto Calderon Berti
President Vetra Group AVV,
for and on behalf of VETRA AVV

                                       AND

FOR VETRA


BY: /s/  Karl Mazeika                          dated 9th March 2005
    ----------------------------               ---------------------
Mr Karl Mazeika
Vice President Vetra Group AVV,
for and on behalf of VETRA AVV




FOR SAHARA

BY: /s/ Dr. CA McCormack                       dated 9th March 2005
    ----------------------------               ---------------------
Dr. CA McCormack
Chairman & President
Sahara Petroleum Exploration Corp
For and on behalf of Sahara Petroleum Exploration Corp




BY: /s/ Phillip O'Carroll                      dated 9th March 2005
    ----------------------------               ---------------------
Witness
Mr Philip O'Carroll









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                    Appendix A. VETRA's terms and conditions.


1). VETRA shall bill for its services at 50% of the going industry rate or at an average USD$100 per hour


2). SAHARA and VETRA will agree in advance on a budget for the services to be performed which will serve as a basis for the presentation of all invoices, billings and costs to SAHARA, to include a retainer on a job by job basis.


3). SAHARA and VETRA will negotiate and agree to pay a success fee in stock and in warrants as follows: 1,000,000 shares plus warrants exercisable at any time for 10 years from the date hereto as follows: o 200,000 shares with a strike price of USD$4.00 o 200,000 shares with a strike price of USD$6.00 o 200,000 shares with a strike price of USD$8.00 o 200,000 shares with a strike price of USD$10.00 o 200,000 shares with a strike price of USD$20.00 The success fee is triggered when SAHARA has contracted, directly or indirectly an oil and gas opportunity as defined in appendix B.





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